UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2010

SXC HEALTH SOLUTIONS CORP.
 (Exact name of registrant as specified in its charter)

Yukon Territory, Canada	000-52073	75-2578509
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Warrenville Road, Suite 610 Lisle, Illinois	60532-3246
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 577-3206

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On September 2, 2010, the Registrant announced that its Board of Directors had declared a stock dividend on the issued and outstanding common shares of the Registrant to effect a two-for-one stock split (the “Stock Split”) to be distributed on September 17, 2010 (the “Distribution Date”) to shareholders of record of the Registrant’s common shares as of the close of business on September 14, 2010. In connection therewith, on the Distribution Date, the Registrant expects to issue an additional 30.4 million of common shares thereby increasing its issued and outstanding common shares to 60.8 million. A copy of the press release announcing the Stock Split is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release issued September 2, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SXC HEALTH SOLUTIONS CORP.
Dated: September 2, 2010	By:	/s/ Jeffrey Park
		Name:	Jeffrey Park
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued September 2, 2010